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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  March 31, 2003


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


        Delaware                  1-2691                13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas            76155
 (Address of principal executive offices)             (Zip Code)


                           (817) 963-1234
                   (Registrant's telephone number)







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Item 5.  Other Events

American Airlines, Inc. (American or the Company, a wholly owned subsidiary of AMR Corporation) is filing herewith a press release issued on March 31, 2003 by American as Exhibit 99.1 which is included herein. This press release was issued to announce "ground breaking accords" with the leadership of the three major unions representing American Airlines employees.


Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated: April 1, 2003


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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release




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                                                Exhibit 99.1




                              Contact:  Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


               FOR RELEASE: Monday, March 31, 2003


     AMR CHIEF DON CARTY PRAISES CONSENSUAL AGREEMENTS WITH
                     EMPLOYEES TO CUT COSTS


     FORT WORTH, Texas -  AMR Chairman Don Carty today heralded

"ground breaking accords" with the leadership of the three major unions representing American Airlines employees as he announced changes in pay plans for management and non-union employees to achieve $1.8 billion in employee cost savings.

     "Today's unprecedented action by the unions, our employees and the company represent another first at American and in our industry," Carty said.

     "By taking these decisive actions, the union leadership and our employees have demonstrated an unwavering commitment to the future of the company, and have enabled us to avoid an immediate filing with the bankruptcy court. The speed with which these comprehensive and complex agreements was reached is a testament to our people."

                         -    more    -



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           American Gets Consensual Deals with Unions
March 31, 2003
Page 2


     The accords with the three unions are far reaching and touch on nearly every aspect of pay, benefits and work rules.

     As part of this effort, the company will also announce

changes to pay, benefits and work rules for all non-union

employees, including agents, representatives, planners, support staff and management.

     Labor leaders worked with the company to determine how best to meet their targets, while over 10,000 non-union employees actively participated through surveys, focus groups and

InterAction sessions to help determine theirs.

     The cost savings will be divided by work group as follows:

-    Pilots: $660 million

-    Flight attendants: $340 million

-    TWU Represented employees: $620 million

-    Agents, representatives and planners: $80 million

-    Management and support staff: $100 million

     In addition, the company announced that Carty will take a 33 percent base pay cut; decline a bonus for the third consecutive year; and will ask the AMR Board of Directors to make further changes that significantly reduce the value of his and his senior officers' compensation packages.

     In announcing the agreements, Carty also reported that

American employees will have access to a new stock option and profit sharing program.

                         -    more    -

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           American Gets Consensual Deals with Unions
March 31, 2003
Page 3


     Carty cautioned, however, that while these agreements are a

"critical step in our resolute march toward survival," he said that the agreements must still be ratified by the unions'

memberships and the company must, among other factors, secure

"meaningful concessions" from its vendors, lessors and suppliers.

The company, in communications to its employees, stressed that

"the financial condition of American is weak and its prospects remain uncertain. Particularly given the impact of the continuing war in Iraq and the different general economic conditions that are negatively impacting the industry, the days ahead will be difficult and the success of our joint efforts is not yet

assured."

      "I would not ask for these sacrifices if I weren't

convinced that they were absolutely necessary to achieve our restructuring goals," Carty said. He committed to building upon the "culture of cooperation and collaboration that produced

today's agreements and that is essential to our future.   My

commitment to fostering this new culture will not change," he said. "Our employees are key to our success."







                           -  more  -

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           American Gets Consensual Deals with Unions
March 31, 2003
Page 4


Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this document and in documents incorporated herein by reference, the words "expects," "plans," "anticipates," "believes," and similar expressions are intended to identify forward-looking statements. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Form 10-K for the year ended Dec. 31, 2001[2002].

                               ###

 Current AMR Corp. press releases can be found on the Internet.
              The address is http://www.amrcorp.com